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EXHIBIT 16

                      [LETTERHEAD OF DAVIDSON & COMPANY]
                           The Stock Exchange Tower
                          1200-609 Granville Street
                        P.O. Box 10372 Pacific Center
                                  Vancouver
                           British Columbia V7Y 1G6
                                   Canada




September 16, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

Ladies and Gentlemen

We have read the statements about our firm included under Item 4 in the Form 8-K/A dated September 16, 2002 of ComCam, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

DAVIDSON & COMPANY

  /s/  Davidson & Company

DAVIDSON & COMPANY
Chartered Accountants






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